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                                                                    EXHIBIT 10.4

                     [ADVANCED GAMING TECHNOLOGY LETTERHEAD]
February 6, 1998

Stephen Dadson
Suite 1320 1090 West Georgia Street
Vancouver, B.C.  V6E 3E7

RE:         CONSULTING SERVICES 1995 - 1996

Dear Steve:

            Pursuant to our meeting today, this is to confirm that you have reached an with Advanced Gaming Technology, Inc regarding the above. We have agreed on a discounted total billing of $150,000 Canadian. Also due to the current financial constraints of Advanced Gaming, you have agreed to settle this account with stock issued. Further, based on an agreed issue price of $0.15 this equates to 736,323 shares.

These shares will be issued pursuant to an S-8 registration.

Thank you for your understanding and agreement on this matter. Please acknowledge your agreement in this regard, and return to me.

Thank you

/s/ DONALD ROBERT MACKAY

Donald Robert MacKay
Chief Financial Officer

                                                          /s/ STEPHEN DADSON

                                                          Agreed
                                                          Stephen Dadson